Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

SeqLL Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)			Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
	Equity	Common Stock, $0.00001 par value per share	Rule 457(o)	—	—		$23,000,000		$147.60 per $1,000,000	$3,394.80
	Equity	Series A Common Warrants to purchase Common Stock	Other	—	—		—	(3)	$147.60 per $1,000,000	—	(3)
	Equity	Common Stock underlying Series A Common Warrants(4)	Rule 457(o)	—	—		$29,900,000		$147.60 per $1,000,000	$4,413.24
	Equity	Series B Warrants to purchase Common Stock	Other	—	—		—	(3)	$147.60 per $1,000,000	—	(3)
	Equity	Common Stock underlying Series B Warrants(5)	Rule 457(g)	—	—		$46,000,000		$147.60 per $1,000,000	$6,789.60
	Other	Representative’s warrants	Rule 457(g)	—	—		—	(3)	$147.60 per $1,000,000	—	(3)
	Equity	Common stock underlying the Representative’s warrants(6)(7)	Rule 457(g)	—	—		$621,000		$147.60 per $1,000,000	$91.66	(3)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$99,521,000			$14,689.30
	Total Fees Previously Paid					$				$19,009.50
	Total Fee Offsets
	Net Fee Due					$				$0

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Included in the price of the common stock. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(4)	Each Series A Warrant included in the Units to be issued and sold in this offering is exercisable to purchase one share of common stock for a price per share equal to 130% of the public offering price of the Units. This registration statement also covers such shares of common stock issuable upon the exercise of the Series A Warrants. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the common stock issuable upon exercise of the Series A Warrants is $29,900,000, which is equal to maximum of 1,840,000 shares of common stock issuable upon exercise of Series A Warrants (including any Series A Warrants sold upon exercise of the over-allotment option) to be sold at a price per share of $16.25 (130% of $12.50 per Unit).

(5)	Each Series B Warrant included in the Units to be issued and sold in this offering is exercisable to purchase one share of common stock for a price per share equal to 200% of the public offering price of the Units. This registration statement also covers such shares of common stock issuable upon the exercise of the Series B Warrants. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the common stock issuable upon exercise of the Series B Warrants is $46,000,000, which is equal to maximum of 1,840,000 shares of common stock issuable upon exercise of Series B Warrants (including any Series B Warrants sold upon exercise of the over-allotment option) to be sold at a price per share of $25.00 (200% of $12.50 per Unit).

(6)	We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of common stock in the aggregate equal to two percent (2%) of the shares of common stock included in the Units to be issued and sold in this offering (including any shares of common stock sold upon exercise of the over-allotment option). The warrants are exercisable for a price per share equal to 135% of the public offering price. The warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six (6) months from the date of commencement of sales of the offering. This registration statement also covers such shares of common stock issuable upon the exercise of the representative’s warrants. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $621,000, which is equal to 135% of $460,000 (2% of $23,000,000). “Underwriting” contains additional information regarding underwriter compensation.

(7)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.